CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 2000 Equity Compensation Plan and to the incorporation by reference therein of our report dated March 8, 2000, with respect to the consolidated financial statements of HBOA Holdings, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                            /s/ Sewell and Company, P.A.
                                            -----------------------------------
                                            SEWELL AND COMPANY, P.A.
                                            Certified Public Accountants

Hollywood, Florida
November 15, 2000